Exhibit 99

FOR IMMEDIATE RELEASE
April 8, 2016

Gannett completes acquisition of Journal Media Group

McLEAN, VA & MILWAUKEE, WI – Gannett Co., Inc. (NYSE: GCI) (“Gannett”) and Journal Media Group, Inc. (NYSE: JMG) announced today that they have closed the transaction by which Gannett is acquiring Journal Media Group, Inc., including its 15 daily newspapers and affiliated digital assets, which will be effective as of 11:59 p.m. Eastern time today. Following this acquisition, Gannett will operate USA TODAY and 107 dailies in 34 states and Guam, in addition to Newsquest in the U.K., with its 150 local digital and print news brands.

“Today’s announcement marks an important milestone as we combine two award-winning media companies with a passion for delivering outstanding news and information, each focused on digital growth across all platforms and devices and being the market leaders in our communities,” said Robert Dickey, president and CEO of Gannett.

“As the largest local-to-national media network in the U.S., this creates a portfolio of more than 100 local markets across the U.S., plus USA TODAY. By expanding our footprint, we further enhance the depth and breadth of our news-gathering capabilities, supported by USA TODAY NETWORK. Together we will grow our innovative products and best practices while providing added value to our consumers and advertisers, expanding the content offerings in our extensive portfolio and increasing the number of local markets we serve,” Dickey concluded.

The closing of the transaction follows the receipt of all necessary regulatory approvals and approval of the transaction by Journal Media Group shareholders. With the closing of the transaction, Journal Media Group common stock will cease trading after the close of market today and will no longer be listed on the NYSE.

The dailies acquired are:

California
Record Searchlight (Redding, CA)
Ventura County Star (Ventura County, CA)

Florida
Naples Daily News (Naples, FL)
The Treasure Coast Newspapers (Stuart, FL)

Indiana
Evansville Courier & Press (Evansville, IN)

Kentucky
The Gleaner (Henderson, KY)

South Carolina
Anderson Independent Mail (Anderson, SC)

Tennessee
Knoxville News Sentinel (Knoxville, TN)
The Commercial Appeal (Memphis, TN)

Texas
Abilene Reporter-News (Abilene, TX)
Corpus Christi Caller-Times (Corpus Christi, TX)
San Angelo Standard-Times (San Angelo, TX)
Times Record News (Wichita Falls, TX)

Washington
Kitsap Sun (Kitsap, WA)

Wisconsin
Milwaukee Journal Sentinel (Milwaukee, WI)

Advisors
Stephens Inc. was financial advisor to Gannett, and Skadden, Arps, Slate, Meagher & Flom LLP and Nixon Peabody LLP were legal advisors to Gannett. Methuselah Advisors was financial advisor to Journal Media Group, and Foley & Lardner LLP was legal advisor to Journal Media Group.

About Gannett
Gannett Co., Inc. (NYSE: GCI) is a next-generation media company committed to strengthening communities across our network. Through trusted, compelling content and unmatched local-to-national reach, Gannett touches the lives of more than 100 million people monthly. With more than 120 markets internationally, it is known for Pulitzer Prize-winning newsrooms, powerhouse brands such as USA TODAY and specialized media properties. To connect with us, visit www.gannett.com.

About Journal Media Group
Journal Media Group, Inc. (NYSE: JMG), headquartered in Milwaukee, is a media company with print and digital publishing operations serving 14 U.S. markets in nine states, including the Milwaukee Journal Sentinel, the Naples Daily News, The Commercial Appeal in Memphis, and Ventura County Star in California. Formed in 2015 through a merger of the newspaper operations of The E.W. Scripps Company and Journal Communications, Inc., the company serves local communities with daily newspapers, affiliated community publications, and a growing portfolio of digital products that inform, engage and empower readers and advertisers. Learn more at www.journalmediagroup.com.

For investor inquiries, contact:	For media inquiries, contact:
Gannett Contact:	Gannett Contact:
Michael P. Dickerson Vice President, Investor Relations & Real Estate 703-854-6185 mdickerson@gannett.com	Amber Allman Vice President, Corporate Communications 703-854-5358 aallman@gannett.com

Journal Media Group Contact:	Journal Media Group Contact:
Jason Graham	Laurel Jahn
Senior Vice President, CFO and Treasurer	Communications Manager
414-224-2363	414-224-2059
Jason.graham@jmg.com	Laurel.jahn@jmg.com